UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

ALLIANCE FIBER OPTIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31857 (Commission File Number)	77-0554122 (I.R.S. Employer Identification No.)

275 Gibraltar Drive Sunnyvale, CA (Address of principal executive offices)	94089 (Zip Code)

(408) 736-6900
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. held on May 14, 2010, the following actions were taken:

Proposal 1:  Peter C. Chang and Richard Black were elected as Class I directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Class I Directors	For	Withheld	Broker Non-Votes
Peter C. Chang	23,272,401	358,168	10,591,824
Richard Black	23,298,954	331,615	10,591,824

Proposal 2:  Ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accountants:

For	Against	Abstain
33.372.479	731,020	118,893

Proposal 3:  Approval of the adoption of the Company's 2000 Stock Incentive Plan, as amended and restated:

For	Against	Abstain	Broker Non-Votes
20,299,778	3,309,506	21,286	10,591,824

Proposal 4:  Approval of an amendment to the Amended and Restated Certificate of Incorporation to decrease the number of shares of  Common Stock authorized for issuance from 250,000,000 shares to 80,000,000 shares:

For	Against	Abstain
33,714,690	447,531	60,171

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2010

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:                    s/s Anita K. Ho
                            Anita K. Ho
                 Acting Chief Financial Officer